Exhibit 10.13

*	Confidential Treatment has been requested for the marked portions of this exhibit pursuant to Rule 24B-2 of the Securities Exchange Act of 1934, as amended.

Agency Agreement

Between

Omega General Insurance Company
34 King Street East, Suite 1200
Toronto, Ontario M5C 2X8

hereinafter called “The Company”

And

Trupanion Brokers Ontario, Inc.
PO Box 34538, 1268 Marine Drive
North Vancouver, British Columbia V7P 1T2

hereinafter called “The Broker”

ARTICLE I
Appointment

Whereas The Company and Wyndham Insurance Company (SAC) Limited, in respect of its Segregated Account AX (“Wyndham”) have entered into a separate Fronting and Administration Agreement (“FAA”) effective January 1, 2015, The Company hereby appoints the Broker, subject to all the terms and conditions herein, all of the insurance laws and other laws applicable to insurance companies and insurance brokers of each province and territory of Canada (“Provincial Insurance Laws”) and to any limitations, underwriting rules and procedural instructions issued by The Company. It is understood and agreed that this appointment is solely for the purpose of selling policies of insurance as contemplated under the FAA and other related insurance as may be mutually agreed by the parties to this agreement. The Broker shall not hold itself out as having the power to bind or obligate The Company in any manner whatsoever except for the purpose set out herein.

The Broker has read and fully understands the contents, terms, conditions and covenants of the FAA and agrees to be bound by FAA as it relates to the Broker and the business of the Broker.

ARTICLE II
Accounts

1. The Broker agrees to submit to The Company monthly statements in the required format, reporting all policies in numerical order; a record of all premiums due; and such other reports as The Company may reasonably request pertaining to its business in force or expired. The Broker shall forward statements due to The Company no later than 15 calendar days following the end of each month in which the business is recorded at its offices. If no sale is made during the month, a “Nil” report must be submitted. Commissions and other remuneration shall be determined by agreement and may be subject to change from time to time. The initial commission is set out in the attached Exhibit 1.

2. All monies received or collected by the Broker on behalf of The Company, less The Broker’s commissions, and any other amounts agreed to herein shall be the property of The Company, and shall be held by The Broker in trust for The Company. The Broker shall not use the funds or apply them for other purposes, except as contained in this agreement, unless otherwise approved by The Company in writing.

ARTICLE III
Records

1. All records of The Broker pertaining to the business of The Company shall be open to inspection by The Company at any reasonable time and at The Company’s expense, for the purpose of determining any fact related to money due The Company, or the status of business placed with The Company by The Broker. Except for forms, manuals, advertising and other materials that may be supplied to The Broker by The Company, at its option and in the ordinary course of business, or as otherwise provided in this agreement or the agreements referenced in this agreement, in all cases as amended from time to time, The Broker shall bear all the cost and expense of operating its business.

2. Ownership, use and control of all customer lists and records shall remain the property of The Broker and shall not be used by The Company without the express written permission of The Broker, except (a) to the extent required by law, or (b) in the event of any failure on the part of Wyndham to meet its obligations to The Company. If customer lists and/or records of The Broker are used by The Company pursuant to Section 2(a) or (b), such use will only be for the purposes of operating the Business (as defined in the FAA) and not to compete with the Broker and/or its affiliates.

ARTICLE IV
Sub Agents

The Broker shall have the sole responsibility of appointing or removing other agencies, brokers and producers with respect to the Business, as defined in the FAA. The Company reserves the right to require that any such appointments be cancelled with or without cause, provided that such requests are reasonable and in good faith in carrying out The Company’s obligations pursuant to this agreement and the FAA, on 30 days notice and The Company shall be relieved of all liability hereunder. Any sub agents or affiliated agents will be expected to conform their agreement to the terms and conditions of this Agreement.

ARTICLE V
Termination

1. It is expressly understood and agreed that The Company and The Broker have mutually agreed to the premiums and coverages assigned to the Business (as defined in the FAA) and that neither party has the authority to change unilaterally the premium or coverage terms.

2. This Appointment may be terminated by in accordance with the termination provisions of the FAA. Upon termination by either party, each party shall return to the other party all documents and supplies in their possession and pertaining to the Business (as defined in the FAA) that are the property of the other party, if any, along with any monies due to the other party, if any.

ARTICLE VI
Administration

1. The Broker, after deducting The Broker’s agreed commission as compensation, will remit all remaining premiums to The Company by the 30th day of the month following the month in which the transactions are recorded at its offices.

2. The Company located at 34 King Street East, Suite 1200, Toronto, Ontario M5C 2X8 will receive all premiums from The Broker, and will validate and process all entries of premium as required herein.

ARTICLE VII
Service of Suit

The Broker may not accept service of legal process issued against The Company in respect of any of the business hereunder.

ARTICLE VIII
Indemnity

1. It is expressly understood and agreed that in order to comply with the Provincial Insurance Laws, The Broker, and any sub agents or brokers representing the Business (as defined in the FAA) , when required by law or regulation, shall be in possession of a valid Insurance License appointment in each Province or Territory of Canada where it solicits business as the case may be. Also, the Broker shall indemnify and hold The Company harmless against liability to policy or certificate holders caused solely by acts or omissions of negligence or fraud by The Broker in processing authorized business for The Company.

2. The Company shall hold The Broker harmless from any civil liability resulting from The Company’s acts or omissions in services performed under this Agreement. Such indemnification shall include reasonable legal fees incurred in connection with the investigation or defense against any claim. Upon receiving notice of any claim that could be covered by this section, The Broker shall notify The Company promptly.

ARTICLE IX
Arbitration

1. In the event that any dispute arises between the parties signatory to this agreement, whether such dispute arises during or after the term of this agreement, and as a precedent to any right of action hereunder a meeting will be held between representatives of each of the parties with decision making authority to settle the dispute. At the meeting the parties will attempt in good faith to negotiate an informal resolution of the dispute. If the dispute is not resolved through negotiation within 10 Business Days the parties hereby agree to submit their dispute to Arbitration. Upon the written request of either party to the dispute the parties shall select an arbitrator from among persons with not less than 10 years experience in the insurance or reinsurance business, as persons engaged in the industry itself or as lawyers or other professional advisors, or as otherwise agreed by the parties. If the parties are unable to agree on an arbitrator within 30 days after receipt of written notice from the other party requesting it to do so then either party may proceed pursuant to the Arbitration Act, 1991 (Ontario) to have an arbitrator appointed.

2. The arbitrator shall interpret this agreement as an honourable engagement and not as a legal obligation; they are relieved of all judicial formalities and may abstain from following the strict rules of law, and they shall make their award with a view to effecting the general purpose of this agreement in a reasonable manner rather than in accordance with a literal interpretation of the language. Each party shall submit its case to the arbitrator within 30 days of the appointment of the arbitrator.

3. The arbitrator, so far as is permissible under the law and practice of the place of arbitration, shall have power to fix all procedural rules for the holding of the arbitration including discretionary power to make orders as to any matters which it may consider proper in the circumstances of the case with regard to pleadings, discovery, inspection of the documents, examination of witnesses and any other matter whatsoever relating to the conduct of the arbitration and may receive and act upon such evidence whether oral or written strictly admissible or not as it shall in its discretion think fit.

4. The decision in writing of the arbitrator shall be final and binding on both parties. Judgement may be entered upon the final decision of the arbitrator in any court in Canada having jurisdiction. The arbitrator shall determine who pays the expense of the arbitration. The arbitration will take place in Toronto, Ontario, Canada, or such other venue in Ontario, Canada as determined by the arbitrator.

[signature page follows]

Signed and accepted by the parties to this Agency Agreement.

SIGNED this 30th day of December , 20 14 ;
OMEGA GENERAL INSURANCE COMPANY

/s/ Philip H. Cook
By: Philip H. Cook, CEO

SIGNED this 30th day of December , 20 14 ;
TRUPANION BROKERS ONTARIO, INC.

/s/ Darryl Rawlings
By:

EXHIBIT 1 - Commissions

Regular Commission: [*]% to be deducted by The Broker from the gross premium charged to the policyholders, before sending the balance to The Company in accordance with Article VI of this Agreement.

* Confidential Treatment Requested.